Exhibit 99.1

Abbott Contacts: Financial: Brian Yoor (224) 667-6343 Tina Ventura (224) 668-7606 Scott Leinenweber (224) 668-0791 Media: Scott Stoffel (224) 668-5201

Abbott Reports Fourth-Quarter 2014 Results

–           Fourth-Quarter EPS Above Previous Guidance Range, Including Results From Discontinued Operations  –

–           Fourth-Quarter Operational Sales Growth of 10.2 Percent, Including Double-Digit Growth in Emerging Markets –

–           Significant Expansion of Full-Year Adjusted Operating Margin From Continuing Operations –

–           Issues Earnings Outlook for 2015 For Continuing Operations, Reflecting Top-Tier Growth at the Mid-Point  –

ABBOTT PARK, III., Jan. 29, 2015 — Abbott today announced financial results for the fourth quarter ended Dec. 31, 2014.

•                  Diluted EPS, excluding specified items, was $0.71 in the fourth quarter and $2.28 for the full year, above Abbott’s previous guidance range and reflecting 13.4 percent growth. This includes results from both continuing and discontinued operations. Reported diluted EPS under GAAP was $0.59 in the fourth quarter and $1.49 for the full year. See page 2 for additional detail regarding financial results from discontinued operations.

•                  Fourth-quarter worldwide sales of $5.4 billion from continuing operations increased 10.2 percent on an operational basis, including double-digit growth in emerging markets. Worldwide sales increased 5.6 percent on a reported basis, including an unfavorable 4.6 percent effect of foreign exchange.

•                  For full-year 2014, Abbott expanded its adjusted operating margin ratio from continuing operations by 200 basis points over the prior year, primarily driven by continued improvements in Diagnostics, Nutrition and Vascular. The operating margin ratio from continuing operations under GAAP improved by 190 basis points over prior year.

•                  Abbott issues full-year 2015 EPS guidance for continuing operations, excluding specified items, of $2.10 to $2.20. Projected full-year 2015 EPS for continuing operations under GAAP is $1.33 to $1.43.

•                  In December, Abbott completed its acquisitions of Topera, Inc., a medical device company focused on developing innovative electrophysiology technologies, and Veropharm, a leading Russian pharmaceutical company.

•                  In Diagnostics, Abbott received European approval for its IRIDICA infectious disease testing platform and U.S. FDA clearance for a heart failure test on its ARCHITECT platform. In Medical Devices in the U.S., Abbott received FDA approval for its TECNIS® Multifocal Low Add intraocular lens (IOL) and launched its new XIENCE Alpine™ drug-eluting stent system, designed for complex interventions.

“We ended 2014 with good momentum, well positioned for a step-up in operational sales growth in 2015,” said Miles D. White, chairman and chief executive officer, Abbott. “While we’ll need to manage through currency headwinds again in 2015, we’re targeting another year of top-tier earnings growth.”

- more -

Fourth-Quarter Business Overview

Note regarding presentation of financial results: Financial results from Abbott’s developed markets branded generics pharmaceuticals and Animal Health businesses have been excluded from continuing operations and are reported as discontinued operations in the Earnings and EPS lines of the Consolidated Statement of Earnings due to the pending sale of these businesses to Mylan and Zoetis, respectively. Prior year and year-to-date results also have been adjusted to report the developed markets branded generics pharmaceuticals business and Animal Health business as discontinued operations. As a result, Sales and Consolidated Statement of Earnings reflect the remaining business at Abbott, reported as continuing operations. Animal Health sales were previously reported in Other Sales.

Following are sales by business segment from continuing operations and commentary for the fourth quarter and the full year:

Total Company

($ in millions)

				% Change vs. 4Q13
	Sales 4Q14				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total *	1,548	3,808	5,356	(1.7)	15.6	8.9	10.2	5.6
Nutrition	687	1,117	1,804	(5.1)	19.3	14.3	8.9	6.0
Diagnostics	349	885	1,234	8.9	8.5	1.1	8.6	3.2
Established Pharmaceuticals	—	922	922	n/a	35.4	26.9	35.4	26.9
Medical Devices	507	872	1,379	(2.9)	2.2	(4.4)	0.4	(3.9)

* Total Abbott Sales from continuing operations include Other Sales of $17 million.

				% Change vs. 12M13
	Sales 12M14				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total *	6,123	14,124	20,247	(1.4)	8.7	5.0	5.5	3.0
Nutrition	2,835	4,118	6,953	(1.6)	10.0	6.7	5.0	3.2
Diagnostics	1,310	3,410	4,720	5.9	6.6	3.1	6.4	3.9
Established Pharmaceuticals	—	3,118	3,118	n/a	14.9	9.0	14.9	9.0
Medical Devices	1,958	3,434	5,392	(5.0)	3.4	1.0	0.2	(1.2)

* Total Abbott Sales from continuing operations include Other Sales of $64 million.

n/a = Not Applicable.

Note: Operational growth reflects percentage change over the prior year excluding the impact of exchange rates.

Fourth-quarter 2014 worldwide sales from continuing operations of $5.4 billion increased 10.2 percent on an operational basis. Sales increased 5.6 percent on a reported basis, including an unfavorable 4.6 percent effect of foreign exchange.

Excluding the impact from CFR Pharmaceuticals and Veropharm, which Abbott acquired on Sept. 26, 2014, and Dec. 11, 2014, respectively, worldwide sales from continuing operations increased 6.5 percent on an operational basis in the quarter, driven by strong performance in Established Pharmaceuticals, Nutrition and Diagnostics.

International sales from continuing operations increased 15.6 percent on an operational basis and 8.9 percent on a reported basis in the fourth quarter.

Emerging market sales from continuing operations increased 22.8 percent on an operational basis and 17.2 percent on a reported basis in the fourth quarter. Excluding the impact from CFR Pharmaceuticals and Veropharm, emerging market sales from continuing operations increased 14.5 percent on an operational basis, driven by double-digit growth in Nutrition and Diagnostics.

Nutrition

($ in millions)

				% Change vs. 4Q13
	Sales 4Q14				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	687	1,117	1,804	(5.1)	19.3	14.3	8.9	6.0
Pediatric	383	660	1,043	(1.1)	24.3	20.3	13.8	11.4
Adult	304	457	761	(9.7)	12.8	6.6	2.9	(0.5)

				% Change vs. 12M13
	Sales 12M14				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	2,835	4,118	6,953	(1.6)	10.0	6.7	5.0	3.2
Pediatric	1,521	2,357	3,878	(0.8)	7.2	4.5	4.0	2.4
Adult	1,314	1,761	3,075	(2.6)	14.0	10.0	6.4	4.2

Worldwide Nutrition sales increased 8.9 percent in the fourth quarter on an operational basis and 6.0 percent on a reported basis, including an unfavorable 2.9 percent effect of foreign exchange. Abbott Nutrition continued to increase its local presence in key markets. During 2014, Abbott opened three new manufacturing plants in China, India and the U.S. to meet increasing demand for its products, and formed a strategic partnership with the world’s largest dairy cooperative, Fonterra, to invest locally in China’s milk supply.

Worldwide Pediatric Nutrition sales increased 13.8 percent on an operational basis and 11.4 percent on a reported basis in the quarter, including an unfavorable 2.4 percent effect of foreign exchange. Sales growth in the quarter was led by strong international growth with the continued market uptake of recently launched products, including new infant formula products in China, Eleva™ and Similac® QINTI™.

Worldwide Adult Nutrition sales increased 2.9 percent on an operational basis and decreased 0.5 percent on a reported basis in the quarter, including an unfavorable 3.4 percent effect of foreign exchange. International Adult Nutrition sales increased double digits in the quarter on an operational basis driven by the continued expansion of the adult nutrition category internationally. Abbott recently launched its new Ensure® brand in China, which represents a significant long-term growth opportunity. U.S. Adult Nutrition sales were impacted by a decline in performance nutrition, as well as dynamics in the institutional market segment.

Diagnostics

($ in millions)

				% Change vs. 4Q13
	Sales 4Q14				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	349	885	1,234	8.9	8.5	1.1	8.6	3.2
Core Laboratory	204	782	986	9.0	8.5	0.9	8.6	2.5
Molecular	50	81	131	(4.8)	10.5	4.3	4.4	0.6
Point of Care	95	22	117	17.7	1.1	(1.8)	14.2	13.6

				% Change vs. 12M13
	Sales 12M14				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	1,310	3,410	4,720	5.9	6.6	3.1	6.4	3.9
Core Laboratory	765	3,049	3,814	7.9	6.7	3.0	6.9	4.0
Molecular	199	278	477	(1.8)	4.9	3.0	2.0	0.9
Point of Care	346	83	429	6.6	8.4	6.8	6.9	6.6

Worldwide Diagnostics sales increased 8.6 percent in the fourth quarter on an operational basis and 3.2 percent on a reported basis, including an unfavorable 5.4 percent effect of foreign exchange. This business continues to deliver durable growth across emerging and developed markets as it expands its margin, while also investing in the development of several next-generation diagnostic platforms across all of its business units.

Core Laboratory Diagnostics sales increased 8.6 percent in the quarter on an operational basis, driven by strong growth in the U.S. and internationally as a result of competitive wins and double-digit growth in emerging markets. Sales increased 2.5 percent on a reported basis, including an unfavorable 6.1 percent effect of foreign exchange. In the fourth quarter, Abbott received U.S. FDA clearance for the first automated galectin-3 test for use on its ARCHITECT platform to aid doctors in assessing the prognosis of people diagnosed with chronic heart failure.

Molecular Diagnostics sales increased 4.4 percent in the quarter on an operational basis and 0.6 percent on a reported basis, including an unfavorable 3.8 percent effect of foreign exchange. Sales growth in the quarter was driven by double-digit growth on an operational basis in the infectious disease business, which represents more than 50 percent of Molecular Diagnostics sales. U.S. growth was impacted by continued market dynamics in the oncology and genetics businesses. In December, Abbott received European approval for its IRIDICA infectious disease testing platform. IRIDICA has the potential to help identify serious infections, such as sepsis and pneumonia, sooner than the current standard of care and could help lower associated health care costs by 30 percent.

Point of Care Diagnostics sales increased 14.2 percent in the quarter on an operational basis as this business continues to build and expand its presence in targeted developed and emerging markets. Sales increased 13.6 percent on a reported basis, including an unfavorable 0.6 percent effect of foreign exchange.

Established Pharmaceuticals

($ in millions)

Note regarding presentation of financial results: In accordance with GAAP, financial results from the developed markets branded generics pharmaceuticals business have been excluded from continuing operations due to the pending sale of this business to Mylan and are reported as discontinued operations. Prior year and year-to-date results also have been adjusted to report the developed markets branded generics pharmaceuticals business as discontinued operations. Therefore, sales shown in the following charts represent continuing operations. See pages 18 and 19 for reconciliation of sales between continuing and discontinued operations for 2013 and 2014.

				% Change vs. 4Q13
	Sales 4Q14				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	—	922	922	n/a	35.4	26.9	35.4	26.9
Key Emerging Markets	—	600	600	n/a	10.6	1.3	10.6	1.3
Other Emerging Markets *	—	322	322	n/a	>100	>100	>100	>100

* Includes $184MM as a result of the acquisition of CFR Pharmaceuticals (transaction closed Sept. 26, 2014).

				% Change vs. 12M13
	Sales 12M14				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	—	3,118	3,118	n/a	14.9	9.0	14.9	9.0
Key Emerging Markets	—	2,308	2,308	n/a	7.7	1.2	7.7	1.2
Other Emerging Markets *	—	810	810	n/a	43.1	39.4	43.1	39.4

* Includes $200MM as a result of the acquisition of CFR Pharmaceuticals (transaction closed Sept. 26, 2014).

n/a = Not Applicable.

Established Pharmaceuticals sales from continuing operations increased 35.4 percent in the fourth quarter on an operational basis and 26.9 percent on a reported basis, including an unfavorable 8.5 percent effect of foreign exchange. Excluding the impact of recent acquisitions, Established Pharmaceuticals sales from continuing operations increased 9.4 percent on an operational basis in the quarter.

Key Emerging Markets include India, Russia, China and Brazil, along with several additional emerging markets that represent the most attractive long-term growth opportunities for Abbott’s branded generics product portfolio. Sales in these geographies increased 10.6 percent on an operational basis led by strong growth in India, China and Russia. Sales increased 1.3 percent on a reported basis, including an unfavorable 9.3 percent effect of foreign exchange.

In December, Abbott completed its acquisition of Veropharm, a leading Russian pharmaceutical company. Through this acquisition, Abbott establishes a manufacturing footprint in Russia and obtains a portfolio of medicines that is well aligned with Abbott’s current pharmaceutical therapeutic areas of focus.

Medical Devices

($ in millions)

				% Change vs. 4Q13
	Sales 4Q14				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	507	872	1,379	(2.9)	2.2	(4.4)	0.4	(3.9)
Vascular	289	464	753	1.3	1.9	(4.7)	1.7	(2.5)
Diabetes Care	108	205	313	(15.9)	0.6	(5.9)	(5.5)	(9.6)
Medical Optics	110	203	313	1.2	4.8	(2.1)	3.6	(0.9)

Vascular Product Lines:
DES/BVSa)	115	255	370	(8.8)	(1.9)	(7.9)	(4.1)	(8.2)
Other Coronary Productsb)	49	95	144	—	1.7	(4.9)	1.1	(3.3)
Endovascularc)	71	65	136	12.1	14.5	7.2	13.2	9.7

				% Change vs. 12M13
	Sales 12M14				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	1,958	3,434	5,392	(5.0)	3.4	1.0	0.2	(1.2)
Vascular	1,116	1,870	2,986	(2.8)	2.5	0.3	0.5	(0.9)
Diabetes Care	405	785	1,190	(22.0)	1.9	(0.3)	(7.6)	(8.9)
Medical Optics	437	779	1,216	10.6	7.4	4.4	8.5	6.5

Vascular Product Lines:
DES/BVSa)	448	1,015	1,463	(12.2)	(0.9)	(3.6)	(4.6)	(6.4)
Other Coronary Productsb)	196	384	580	1.2	1.5	(0.3)	1.4	0.2
Endovascularc)	267	260	527	8.1	15.4	13.9	11.6	10.9

a) Includes drug-eluting stents and bioresorbable vascular scaffold (BVS) product portfolio.

b) Includes guide wires, balloon catheters and other coronary products.

c) Includes vessel closure, carotid stents and other peripheral products.

Worldwide Medical Devices sales increased 0.4 percent in the fourth quarter on an operational basis and decreased 3.9 percent on a reported basis, including an unfavorable 4.3 percent effect of foreign exchange. In December, Abbott completed its acquisition of Topera, Inc., which provides Abbott with a foundational entry in the large, high-growth electrophysiology market. Topera’s breakthrough technology can transform how physicians treat people with complex heart rhythm disorders.

Worldwide sales of Vascular products increased 1.7 percent in the quarter on an operational basis, representing a sequential improvement versus third quarter 2014. Sales decreased 2.5 percent on a reported basis, including an unfavorable 4.2 percent effect of foreign exchange. Abbott’s MitraClip® structural heart product for the treatment of mitral regurgitation and Endovascular business both grew double digits globally in the quarter on an operational basis. This growth was offset by a decline in drug-eluting stent sales. In the U.S., in the fourth quarter, Abbott launched XIENCE Alpine, its new drug-eluting stent (DES) system designed for peak performance in complex interventions. XIENCE Alpine is the only DES on the U.S. market with an indication to treat chronic total occlusions.

Worldwide Diabetes Care sales decreased 5.5 percent in the quarter on an operational basis and 9.6 percent on a reported basis, including an unfavorable 4.1 percent effect of foreign exchange. The U.S. sales were in line with expectations, as the impact of CMS reimbursement reductions and market dynamics continued to moderate. Outside of the U.S., Abbott launched its recently approved FreeStyle Libre Flash Glucose Monitoring System direct to consumers. FreeStyle® Libre is a revolutionary new glucose sensing technology that eliminates routine finger pricks, requires no finger-prick calibration and presents data in a user-friendly, visual chart, enabling productive treatment discussions between patients and healthcare professionals.

Worldwide Medical Optics sales increased 3.6 percent in the quarter on an operational basis and decreased 0.9 percent on a reported basis, including an unfavorable 4.5 percent effect of foreign exchange. Sales of cataract products, which represent approximately 70 percent of Medical Optics sales, increased high single digits in the quarter globally on an operational basis. This growth was partially offset by market declines in the refractive and corneal businesses. In the U.S. in the quarter, Abbott received FDA approval for its TECNIS Multifocal Low Add IOL, a new premium lens that provides more range-of-vision options to patients and surgeons.

Abbott issues earnings-per-share outlook for 2015

Abbott is issuing full-year 2015 guidance for earnings-per-share from continuing operations, excluding specified items, of $2.10 to $2.20, representing top-tier growth at the mid-point of the guidance range.

Abbott forecasts net specified items for the full year 2015 of approximately $0.77 per share. Specified items include intangible amortization expense, charges associated with cost reduction initiatives and deal and other expenses related to acquisitions.

Including net specified items, projected earnings per share from continuing operations under Generally Accepted Accounting Principles (GAAP) would be $1.33 to $1.43 for the full year 2015.

Abbott is issuing first-quarter 2015 guidance for earnings-per-share guidance from continuing operations, excluding specified items, of $0.41 to $0.43. Abbott forecasts specified items for the first quarter 2015 of $0.23 related to the same items discussed above for the full year 2015. Including specified items, projected earnings-per-share from continuing operations under GAAP would be $0.18 to $0.20 for the first quarter.

Abbott announces increase in quarterly dividend

On Dec. 12, 2014, the board of directors of Abbott increased the company’s quarterly dividend to $0.24 per share from $0.22 per share. Abbott’s cash dividend is payable Feb. 15, 2015, to shareholders of record at the close of business on Jan. 15, 2015. This marks the 364th consecutive quarterly dividend paid by Abbott.

Abbott is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for 25 consecutive years.

About Abbott

Abbott (NYSE: ABT) is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare. With a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals, Abbott serves people in more than 150 countries and employs approximately 77,000 people.

Visit Abbott at www.abbott.com and connect with us on Twitter at @AbbottNews.

Abbott will webcast its live fourth-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the call will be available after 11 a.m. Central time.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2013, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Laboratories and Subsidiaries

Consolidated Statement of Earnings

Fourth Quarter Ended December 31, 2014 and 2013

(in millions, except per share data)

(unaudited)

	4Q14	4Q13	% Change
Net Sales	$5,356	$5,072	5.6

Cost of products sold, excluding amortization expense	2,337	2,374	(1.6)
Amortization of intangible assets	163	147	12.0
Research and development	361	363	(0.7)
Selling, general, and administrative	1,666	1,561	6.7
Total Operating Cost and Expenses	4,527	4,445	1.9

Operating earnings	829	627	31.9

Interest expense, net	19	14	41.2
Net loss on extinguishment of debt	18	—	n/m
Net foreign exchange (gain) loss	(24)	10	n/m
Other (income) expense, net	12	(3)	n/m
Earnings from Continuing Operations before taxes	804	606	32.4

Taxes on Earnings from Continuing Operations	170	123	37.8
Earnings from Continuing Operations	634	483	31.2

Earnings from Discontinued Operations, net of taxes	271	106	n/m	1) 2)

Net Earnings	$905	$589	53.6

Net Earnings from Continuing Operations, excluding Specified Items, as described below	$943	$754	25.0	3)

Net Earnings from Discontinued Operations, excluding Specified Items, as described below	145	164	(11.1)	1) 4)

Net Earnings, excluding Specified Items, as described below	$1,088	$918	18.6

Diluted Earnings per Common Share from:

Continuing Operations	$0.41	$0.31	32.3
Discontinued Operations	0.18	0.06	n/m	1) 2)
Total	$0.59	$0.37	59.5

Diluted Earnings per Common Share, excluding Specified Items, as described below, from:

Continuing Operations	$0.62	$0.48	29.2	3)
Discontinued Operations	0.09	0.10	(10.0)	1) 4)
Total	$0.71	$0.58	22.4

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options and Awards	1,522	1,567

NOTES:

See tables on pages 13 and 14 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             Earnings and Diluted Earnings per Common Share from Discontinued Operations reflect the reporting of the developed markets branded generics pharmaceuticals business and Abbott Animal Health due to the pending sale of these businesses to Mylan and Zoetis respectively.

2)             2014 Earnings from Discontinued Operations, net of taxes, also includes a net favorable adjustment to tax expense of $129 million, or $0.09 per share, as a result of the resolution of various tax positions from previous years related to AbbVie operations.

3)             2014 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $309 million, or $0.21 per share, for intangible amortization expense, expenses associated with cost reduction initiatives and deal and other expenses related to the acquisitions, as well as current quarter tax expense associated with a one-time repatriation of 2014 ex-U.S. earnings, partially offset by favorability as a result of the resolution of various tax positions and adjustment of tax uncertainties from prior years.

2013 Net Earnings from Continuing Operations, excluding Specified Items, excludes after-tax charges of $271 million, or $0.17 per share, for intangible amortization expense; expenses associated with cost reduction initiatives; a philanthropic contribution to the Abbott Fund; and other costs, including integration and separation-related costs.

4)            2014 Net Earnings from Discontinued Operations, excluding Specified Items, excludes a net favorable adjustment to tax expense of $129 million, or $0.09 per share, related to AbbVie operations, as discussed in note 2, partially offset by net after-tax charges of $3 million.

2013 Net Earnings from Discontinued Operations, excluding Specified Items, excludes net after-tax charges of $58 million, or $0.04 per share, primarily related to intangible amortization expense and cost reduction initiatives.

Abbott Laboratories and Subsidiaries

Consolidated Statement of Earnings

Fiscal Year Ended December 31, 2014 and 2013

(in millions, except per share data)

(unaudited)

	12M14	12M13	% Change
Net Sales	$20,247	$19,657	3.0

Cost of products sold, excluding amortization expense	9,218	9,193	0.3
Amortization of intangible assets	555	588	(5.4)
Research and development	1,345	1,371	(1.9)
Selling, general, and administrative	6,530	6,372	2.5
Total Operating Cost and Expenses	17,648	17,524	0.7

Operating earnings	2,599	2,133	21.8

Interest expense, net	73	78	(6.2)
Net loss on extinguishment of debt	18	—	n/m
Net foreign exchange (gain) loss	(24)	46	n/m
Other (income) expense, net	14	(32)	n/m
Earnings from Continuing Operations before taxes	2,518	2,041	23.4

Taxes on Earnings from Continuing Operations	797	53	n/m	1)
Earnings from Continuing Operations	1,721	1,988	(13.4)

Earnings from Discontinued Operations, net of taxes	563	588	(4.1)	2) 3)

Net Earnings	$2,284	$2,576	(11.3)

Net Earnings from Continuing Operations, excluding Specified Items, as described below	$3,038	$2,597	17.0	4)

Net Earnings from Discontinued Operations, excluding Specified Items, as described below	465	592	(21.4)	2) 5)

Net Earnings, excluding Specified Items, as described below	$3,503	$3,189	9.8

Diluted Earnings per Common Share from:

Continuing Operations	$1.12	$1.26	(11.1)
Discontinued Operations	0.37	0.36	2.8	2) 3)
Total	$1.49	$1.62	(8.0)

Diluted Earnings per Common Share, excluding Specified Items, as described below, from:

Continuing Operations	$1.98	$1.64	20.7	4)
Discontinued Operations	0.30	0.37	(18.9)	2) 5)
Total	$2.28	$2.01	13.4

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options and Awards	1,527	1,574

NOTES:

See tables on pages 15 and 16 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             Increase over prior year is a result of specified items, including 2013 favorable adjustments to tax expense as a result of the resolution of various tax positions from previous years and for the impact of U.S. tax law changes enacted in 2013 related to 2012 results, as well as 2014 year-to-date tax expense associated with a one-time repatriation of 2014 ex-U.S. earnings.

2)             Earnings and Diluted Earnings per Common Share from Discontinued Operations reflect the reporting of the developed markets branded generics pharmaceuticals business and Abbott Animal Health due to the pending sale of these businesses to Mylan and Zoetis respectively.

3)             2014 Earnings from Discontinued Operations, net of taxes, also includes a net favorable adjustment to tax expense of $166 million, or $0.11 per share, as a result of the resolution of various tax positions from previous years related to AbbVie operations.

2013 Earnings from Discontinued Operations, net of taxes, also includes a favorable adjustment to tax expense of $193 million, or $0.12 per share, as a result of the resolution of various tax positions from a previous year related to AbbVie operations.

4)             2014 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $1.317 billion, or $0.86 per share, for intangible amortization expense, expenses associated with cost reduction initiatives and deal and other expenses related to the acquisitions, as well as year-to-date tax expense associated with a one-time repatriation of 2014 ex-U.S. earnings, partially offset by favorability as a result of the resolution of various tax positions and adjustment of tax uncertainties from prior years.

2013 Net Earnings from Continuing Operations, excluding Specified Items, excludes after-tax charges of $609 million, or $0.38 per share, for intangible amortization expense, expenses associated with cost reduction initiatives, a philanthropic contribution to the Abbott Fund, and other costs, including integration and separation-related costs, partially offset by favorable tax adjustments, as discussed in note 1.

5)             2014 Net Earnings from Discontinued Operations, excluding Specified Items, excludes a net favorable adjustment to tax expense of $166 million, or $0.11 per share, related to AbbVie operations, as discussed in note 3, partially offset by net after-tax charges of $68 million, or $0.04 per share, primarily related to intangible amortization expense and cost reduction initiatives, as well as year-to-date tax expense associated with a one-time repatriation of 2014 ex-U.S. earnings, partially offset by a favorable adjustment to tax expense related to the resolution of various tax positions from previous years.

2013 Net Earnings from Discontinued Operations, excluding Specified Items, excludes a favorable tax adjustment of $193 million, or $0.12 per share, related to AbbVie operations, as discussed in note 3, partially offset by net after-tax charges of $197 million, or $0.13 per share, primarily related to intangible amortization expense and cost reduction initiatives.

Non-GAAP Reconciliation of Financial Information

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information

Fourth Quarter Ended December 31, 2014 and 2013

(in millions, except per share data)

(unaudited)

Reconciliation of Diluted Earnings per Common Share

	4Q14
	GAAP	Disc Ops- AbbVie	Specified Items	As Adjusted

Continuing Operations	$0.41	—	$0.21	$0.62
Discontinued Operations	$0.18	$(0.09)	—	$0.09
Total	$0.59	$(0.09)	$0.21	$0.71

Reconciliation of Financial Information

	4Q14
	As Reported (GAAP)	Disc Ops- AbbVie	Specified Items	As Adjusted	% to Sales

Continuing Operations
Intangible Amortization	$163	—	$(163)	—
Gross Margin	2,856	—	191	$3,047	56.9%
R&D	361	—	(19)	342	6.4%
SG&A	1,666	—	(86)	1,580	29.5%
Net loss on extinguishment of debt	18	—	(18)	—
Other (Income) Expense, Net	12	—	(1)	11
Earnings before taxes	804	—	315	1,119
Taxes on Earnings	170	—	6	176
Net Earnings	634	—	309	943
Diluted Earnings per Share	$0.41	—	$0.21	$0.62

Discontinued Operations
Net Earnings	$271	$(129)	$3	$145
Diluted Earnings per Share	$0.18	$(0.09)	—	$0.09

Specified items for continuing operations reflect intangible amortization expense of $163 million and other expenses of $152 million, primarily associated with cost reduction initiatives and deal and other expenses related to the acquisitions, as well as current quarter tax expense of $175 million associated with a one-time repatriation of 2014 ex-U.S. earnings, partially offset by favorability as a result of the resolution of various tax positions and adjustment of tax uncertainties from prior years.

Reconciliation of Diluted Earnings per Common Share

	4Q13
	Historical GAAP	Disc Ops- EPD DM & AH	Historical GAAP Adj for Disc Ops	Specified Items	As Adjusted

Continuing Operations	$0.37	$(0.06)	$0.31	$0.17	$0.48
Discontinued Operations	—	$0.06	$0.06	$0.04	$0.10
Total	$0.37	—	$0.37	$0.21	$0.58

Reconciliation of Financial Information

	4Q13
	Historical GAAP	Disc Ops- EPD DM & AH	Historical GAAP Adj for Disc Ops	Specified Items	As Adjusted	% to Sales

Continuing Operations
Intangible Amortization	$198	$(51)	$147	$(147)	—
Gross Margin	2,844	(293)	2,551	236	$2,787	54.9%
R&D	386	(23)	363	—	363	7.2%
SG&A	1,701	(140)	1,561	(73)	1,488	29.3%
Other (Income) Expense, Net	(3)	—	(3)	(17)	(20)
Earnings before taxes	737	(131)	606	326	932
Taxes on Earnings	148	(25)	123	55	178
Net Earnings	589	(106)	483	271	754
Diluted Earnings per Share	$0.37	$(0.06)	$0.31	$0.17	$0.48

Discontinued Operations
Net Earnings	—	$106	$106	$58	$164
Diluted Earnings per Share	—	$0.06	$0.06	$0.04	$0.10

Specified items for continuing operations reflect intangible amortization expense of $147 million and other expenses of $179 million, primarily associated with cost reduction initiatives, integration and separation-related costs.

Specified items for discontinued operations are primarily related to intangible amortization expense and cost reduction initiatives.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information

Fiscal Year Ended December 31, 2014 and 2013

(in millions, except per share data)

(unaudited)

Reconciliation of Diluted Earnings per Common Share

	12M14
	GAAP	Disc Ops- AbbVie	Specified Items	As Adjusted

Continuing Operations	$1.12	—	$0.86	$1.98
Discontinued Operations	$0.37	$(0.11)	$0.04	$0.30
Total	$1.49	$(0.11)	$0.90	$2.28

Reconciliation of Financial Information

	12M14
	As Reported (GAAP)	Disc Ops- AbbVie	Specified Items	As Adjusted	% to Sales

Continuing Operations
Intangible Amortization	$555	—	$(555)	—
Gross Margin	10,474	—	721	$11,195	55.3%
R&D	1,345	—	(72)	1,273	6.3%
SG&A	6,530	—	(367)	6,163	30.4%
Net loss on extinguishment of debt	18	—	(18)	—
Other (Income) Expense, Net	14	—	(9)	5
Earnings before taxes	2,518	—	1,187	3,705
Taxes on Earnings	797	—	(130)	667
Net Earnings	1,721	—	1,317	3,038
Diluted Earnings per Share	$1.12	—	$0.86	$1.98

Discontinued Operations
Net Earnings	$563	$(166)	$68	$465
Diluted Earnings per Share	$0.37	$(0.11)	$0.04	$0.30

Specified items for continuing operations reflect intangible amortization expense of $555 million and other expenses of $632 million, primarily associated with cost reduction initiatives and deal and other expenses related to the acquisitions, as well as year-to-date tax expense of $440 million associated with a one-time repatriation of 2014 ex-U.S. earnings, partially offset by favorability as a result of the resolution of various tax positions and adjustment of tax uncertainties from prior years.

Specified items for discontinued operations are primarily related to intangible amortization expense, cost reduction initiatives, as well as year-to-date tax expense associated with a one-time repatriation of 2014 ex-U.S. earnings, partially offset by a favorable adjustment to tax expense related to the resolution of various tax positions from previous years.

Reconciliation of Diluted Earnings per Common Share

	12M13
	Historical GAAP	Disc Ops- EPD DM & AH	Historical GAAP Adj for Disc Ops	Disc Ops- AbbVie	Specified Items	As Adjusted

Continuing Operations	$1.50	$(0.24)	$1.26	—	$0.38	$1.64
Discontinued Operations	$0.12	$0.24	$0.36	$(0.12)	$0.13	$0.37
Total	$1.62	—	$1.62	$(0.12)	$0.51	$2.01

Reconciliation of Financial Information

	12M13
	Historical GAAP	Disc Ops- EPD DM & AH	Historical GAAP Adj for Disc Ops	Disc Ops- AbbVie	Specified Items	As Adjusted	% to Sales

Continuing Operations
Intangible Amortization	$791	$(203)	$588	—	$(588)	—
Gross Margin	11,017	(1,141)	9,876	—	892	$10,768	54.8%
R&D	1,452	(81)	1,371	—	(16)	1,355	6.9%
SG&A	6,936	(564)	6,372	—	(228)	6,144	31.3%
Net Foreign Exchange (Gain) Loss	50	(4)	46	—	(15)	31
Other (Income) Expense, Net	(32)	—	(32)	—	(20)	(52)
Earnings before taxes	2,521	(480)	2,041	—	1,171	3,212
Taxes on Earnings	138	(85)	53	—	562	615
Net Earnings	2,383	(395)	1,988	—	609	2,597
Diluted Earnings per Share	$1.50	$(0.24)	$1.26	—	$0.38	$1.64

Discontinued Operations
Net Earnings	$193	$395	$588	$(193)	$197	$592
Diluted Earnings per Share	$0.12	$0.24	$0.36	$(0.12)	$0.13	$0.37

Specified items for continuing operations reflect intangible amortization expense of $588 million and other expenses of $583 million, primarily associated with cost reduction initiatives, a philanthropic contribution to the Abbott Fund, and integration and separation-related costs, partially offset by favorable adjustments to tax expense of $230 million related to the resolution of various tax positions from previous years and $103 million for the impact of U.S. tax law changes enacted in 2013 related to 2012 results.

Specified items for discontinued operations are primarily related to intangible amortization expense and cost reduction initiatives.

Reconciliation of Tax Rate for Continuing Operations

A reconciliation of the fourth-quarter tax rates for continuing operations for 2014 and 2013 is shown below:

	4Q14
(dollars in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$804	$170	21.1%
Specified items	315	6		1)
Excluding specified items	$1,119	$176	15.7%	2)

	4Q13
(dollars in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$606	$123	20.3%
Specified items	326	55
Excluding specified items	$932	$178	19.1%

1)             Specified items include current quarter tax expense of $175 million associated with a one-time repatriation of 2014 ex-U.S. earnings, partially offset by favorability of $133 million as a result of the resolution of various tax positions and adjustment of tax uncertainties from prior years.

2)             Fourth-quarter tax rate, excluding specified items, includes the year-to-date impact of U.S. tax legislation passed in Dec. 2014, including the R&D tax credit. Excluding the impact of specified items and U.S. tax legislation, the fourth-quarter tax rate is 19 percent.

A reconciliation of the full-year tax rates for continuing operations for 2014 and 2013 is shown below:

	12M14
(dollars in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$2,518	$797	31.7%
Specified items	1,187	(130)		3)
Excluding specified items	$3,705	$667	18.0%	4)

	12M13
(dollars in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$2,041	$53	2.6%
Specified items	1,171	562		5)
Excluding specified items	$3,212	$615	19.1%

3)             Specified items include year-to-date tax expense of $440 million associated with a one-time repatriation of 2014 ex-U.S. earnings, partially offset by favorability of $126 million as a result of the resolution of various tax positions and adjustment of tax uncertainties from prior years.

4)             Excluding the impact of specified items and U.S. tax legislation, as discussed in note 2, the full-year tax rate is 19 percent.

5)             Specified items include favorable adjustments to tax expense of $230 million related to the resolution of various tax positions from previous years and $103 million for the impact of U.S. tax law changes enacted in 2013 related to 2012 results.

Additional Financial Information

Reconciliation of the Reported 2014 Sales between Continuing and Discontinued Operations

($ in millions)

	2014 Sales
	Total Sales, Incl. Discontinued Operations		Discontinued Operations	Continuing Operations
	$	Operational % Change vs. PY	$	$	Operational % Change vs. PY

1Q14

Total Sales	5,244	0.5	(489)	4,755	1.2
U.S.	1,489	(2.9)	(15)	1,474	(3.0)
International	3,755	1.8	(474)	3,281	3.1

Established Pharmaceuticals	1,151	(0.7)	(470)	681	3.6

2Q14

Total Sales	5,551	3.0	(494)	5,057	3.8
U.S.	1,561	0.1	(17)	1,544	—
International	3,990	4.2	(477)	3,513	5.6

Established Pharmaceuticals	1,216	2.3	(472)	744	7.5

3Q14

Total Sales	5,623	5.6	(544)	5,079	6.6
U.S.	1,577	(0.6)	(20)	1,557	(0.9)
International	4,046	8.3	(524)	3,522	10.3

Established Pharmaceuticals	1,290	5.7	(519)	771	12.9

4Q14

Total Sales	5,906	9.4	(550)	5,356	10.2
U.S.	1,572	(1.1)	(24)	1,548	(1.7)
International	4,334	13.6	(526)	3,808	15.6

Established Pharmaceuticals	1,444	20.7	(522)	922	35.4

Full Year 2014

Total Sales	22,324	4.8	(2,077)	20,247	5.5
U.S.	6,199	(1.1)	(76)	6,123	(1.4)
International	16,125	7.0	(2,001)	14,124	8.7

Established Pharmaceuticals	5,101	7.2	(1,983)	3,118	14.9

Reconciliation of the Reported 2013 Sales between Continuing and Discontinued Operations

($ in millions)

	2013 Sales
	Total Sales, Incl. Discontinued Operations	Discontinued Operations	Continuing Operations

1Q13

Total Sales	5,378	(531)	4,847
U.S.	1,534	(14)	1,520
International	3,844	(517)	3,327

Established Pharmaceuticals	1,233	(515)	718

2Q13

Total Sales	5,446	(513)	4,933
U.S.	1,560	(16)	1,544
International	3,886	(497)	3,389

Established Pharmaceuticals	1,218	(491)	727

3Q13

Total Sales	5,369	(564)	4,805
U.S.	1,587	(16)	1,571
International	3,782	(548)	3,234

Established Pharmaceuticals	1,235	(544)	691

4Q13

Total Sales	5,655	(583)	5,072
U.S.	1,588	(15)	1,573
International	4,067	(568)	3,499

Established Pharmaceuticals	1,288	(562)	726

Full Year 2013

Total Sales	21,848	(2,191)	19,657
U.S.	6,269	(61)	6,208
International	15,579	(2,130)	13,449

Established Pharmaceuticals	4,974	(2,112)	2,862

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